UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No. )

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Filed by a Party other than the Registrant ☐

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☐ Preliminary Proxy Statement

☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐ Definitive Proxy Statement

☒ Definitive Additional Materials

☐ Soliciting Material under §240.14a-12

Nikola Corporation
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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[Social media post, to be first used on or about July 1, 2023]

More time for #NKLA stockholders to vote! Nikola Stockholders must vote by July 5 at 11:59 p.m., Eastern Time, for their vote to count. VOTE NOW! Learn more:
https://www.nikolamotor.com/stockholder-meeting/

[Social media post, to be first used on or about July 5, 2023]

TODAY IS THE LAST DAY to make your vote count. #NKLA stockholders NOT VOTING on Proposal 2 IS THE SAME AS A VOTE AGAINST THE PROPOSAL. The deadline for voting is tonight, July 5, 2023, at 11:59 p.m. ET. So please vote now FOR our proposals by calling Alliance Advisors at (855) 935-2562, or 1 (551) 210-9929 for international holders. https://www.nikolamotor.com/stockholder-meeting/